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Exhibit 21

MARQUEE HOLDINGS INC. AND SUBSIDIARIES (AND JURISDICTION OF ORGANIZATION)

AMC Entertainment Inc. (Delaware)
Movietickets.com, Inc. (Delaware) (26.2%)
AMC Europe S.A. (France)
LCE AcquisitionSub, Inc. (Delaware)
LCE Mexican Holdings, Inc. (Delaware)
LCE Lux HoldCo S.à r.l. (Luxembourg)
AMC Netherlands Holdo B.V. (Netherlands)
American Multi-Cinema, Inc. (Missouri)
Club Cinema of Mazza. Inc. (District of Columbia)
AMC License Services, Inc. (Kansas)
MEP Mainstreet Concessionaire, LLC (Missouri) (50%)
Premium Theater of Framingham, Inc. (Massachusetts)
Universal Cineplex Odeon Joint Venture (Florida) (50%)
Loews Theatre Management Corp. (Delaware)
Loews Kaplan Cinema Associates Partnership (New Jersey) (50%)
Loews Citywalk Theatre Corporation (California)
Citywalk Big Screen Theatres (California) (50%)
Loews Cineplex U.S. Callco, LLC (Delaware)
Loews Mauritius Holding Company (Mauritius)
National Cinemedia, L.L.C. (Delaware) (18.5%)
AMC Card Processing Services, Inc. (Arizona)
Centertainment Development, Inc. (Delaware)
Midland-Empire Partners, LLC (Missouri) (50%)
Burbank Entertainment Village, L.L.C. (Delaware)
General Cinema International, Inc. (Delaware)
Digital Cinema Implementation Partners, LLC (Delaware) (33.3%)
AMC Entertainment International, Inc. (Delaware)
AMC Theatres of Canada, Inc.
AMC Theatres of U.K. Limited (United Kingdom)

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  Exhibit 21